UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               Amendment No. 1 to
                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 28, 2008



                              TASKER PRODUCTS CORP.
             (Exact name of Registrant as specified in its charter)


        Delaware                       0-32019                   88-0426048
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                                 21-00 Route 208
                               Fairlawn, NJ 07410
                    (Address of principal executive offices)


                  Registrant's telephone number: (201) 475-7329

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     Since April 2008, Tasker Products Corp. (the "Registrant") has received cash in the aggregate principal amount of $1,210,000. Of such amount, $300,000 are deemed short-term loans (the "Short-Term Loans") and $910,000 are deemed bridge loans (the "Bridge Loans" and collectively with the Short-Term Loans, the "Loans"). The Loans include the $250,000 previously disclosed in the Current Report on Form 8-K filed on May 2, 2008.

     The Loans bear interest at the rate of 12% per annum, are payable at the earlier of August 15, 2008 or the closing of the Qualified Raise (as defined below) and have a first priority lien on the assets of the Registrant. The Bridge Loans are convertible at a 20% discount into the securities issued in the Qualified Raise at the option of the holders of such loans. The holders of the Bridge Loans were issued five-year warrants to purchase an aggregate of 6,066,667 shares of the Registrant's common stock at an exercise price of $0.06 per share (the "Warrants"). $650,000 of the Loans are expected to be repaid from the proceeds of the Qualified Raise.

     As reported previously, the Registrant has entered into an agreement with a private placement agent to raise up to $5,000,000 (the "Qualified Raise"), the terms of which are still under negotiation.

     An aggregate of $450,000 of the Loans was advanced by Lanny Dacus, chief executive officer, president and a director of the Registrant, and Greg Osborn, executive chairman and a director of the Registrant.

     The Bridge Loans and the Warrants and any securities issuable upon conversion of the Bridge Loans and/or exercise of the Warrants have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Tasker Products Corp.

Dated:  June 25, 2008                        By:   /s/ Doreen J. Remmen
                                                  ----------------------------
                                                     Doreen J. Remmen
                                                     Chief Financial Officer